EXHIBIT 99.3
                                                                    ------------

ON TECHNOLOGY [LOGO]


NEWS RELEASE for October 25, 2001 at 7:30 AM EDT
------------------------------------------------
Allen & Caron Inc
Michael Mason (Investors)                     Kari Rinkeviczie (Media)
(212) 691-8087                                (630) 428-9946
michaelm@allencaron.com                       kari@allencaron.com

Contact:


                      ON TECHNOLOGY SIGNS PRIVATE PLACEMENT

           Investor Agrees to Buy $5 Million of Common Stock at Market

WALTHAM, MA (October 25, 2001) ... ON Technology Corporation (Nasdaq:ONTC), a leading provider of remote software and content management solutions, announced today that it has executed, subject to customary closing obligations, a $5 million private equity investment with the New York-based Special Situations Funds. The Company agreed to sell 6,024,096 shares of common stock in the transaction, at a price of $0.83 per share, which was the closing price of the Company's common stock on October 23, 2001. The shares represent approximately 28 percent of the total issued and outstanding common shares of 21,422,800.

      Chairman, President & CEO Robert Doretti commented, "ON Technology has scored some impressive `wins' with customers over the past several months, and we believe that our capabilities in remote software delivery, lifecycle management, and disaster recovery will lead to strong growth in the quarters upcoming. The vote of confidence represented by this new infusion of capital is important to us, since we believe that we will be crossing over into profitability in the very near future."

      Doretti added, "The Company intends to use the proceeds from the private placement, along with its existing cash balance of approximately $6.5 million, for general corporate purposes, including the support of marketing, distribution, product introductions, and to support growth in receivables as sales escalate."

      A registration statement relating to these securities will be filed with the Securities and Exchange Commission. Any offering under the resale registration statement will be made only by a prospectus.

About ON Technology Corporation
-------------------------------
      ON Technology empowers IT organizations and service providers to manage a range of computing devices over large-scale corporate networks. Our solutions are used to rapidly and reliably deploy applications, operating systems, and content to desktops, mobile PCs, handhelds,

                               MORE - MORE - MORE

ON TECHNOLOGY COMPLETES PRIVATE PLACEMENT
Page 2




servers, and application-specific devices such as retail Point-of-Sale (POS) terminals. Our customers leverage our solutions to significantly reduce IT costs, improve availability and reliability of business-critical applications, and enhance both IT and end-user productivity. ON's flagship product, ON Command CCM(R), is currently being used to deliver software to over 500,000 computing devices in over 500 Global 2000 corporations worldwide. For more information, visit ON Technology's web site at www.on.com or call 800-767-6638.

      ON Technology, the ON logo, and ON Command CCM are registered trademarks of ON Technology Corporation. Microsoft and Windows are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other marks are marks of their respective companies.

      The statements in this news release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company's products and services and other risks identified in the Company's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     # # # #